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                                                                EXHIBIT 10.16

                              PURCHASE AGREEMENT

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
Parties:                Nanophase Technologies Corporation ("NTC)
                        435 Commerece Street
                        Burr Ridge, Illinois 60621

                        LWT Instruments, Inc ("LWT")
                        #100, 630 - 4 Avenue S.W.
                        Calgary, Alberta T2P0J9

Appointment:            NTC hereby appoints,, and LWT hereby accepts appointment, as NTC's globally-
                        exclusive customer of the Product for the Application defined below.

Product:                Abrasion-resistant composite applied by filament winding comprising Shell 862 resin and
                        NTC NanoTek(R) Aluminum Oxide of at least 20% by weight, having a viscosity of less than 2500 centipoise at application conditions, and capable of providing abrasion resistance equal to, or greater than Armorstone Caratrowel Ceramic Lining Compound in the application, for use by LWT in the production of oil field tubulars and progressive cavity pump/motor stators for use in the Application defined below (the product).

Application:            Down hole data logging in the oil well industry.

Responsibilities        Establish and maintain appropriate production and handling facilities to supply the
Of NTC:                 Product on schedules and in quantities adequate to support the rerquirements.

Resopnsilities          Within four months of the execution of this agreement, execute orders for LWT's
of LWT:                 requirements for the Product, but in no case at a rate of less that 150 gallons of Product per month for a period of no less than 10 months.

Mutual                  For as long as this agreement remains in effect or unless the parties otherwise agree in
Exclusivity:            writing, NTC will not knowingly, directly or indirectly, provide or sell the Product to anyone other than LWT for use in the Application.

Pricing:                NTC commits that through 12/31/97, the price to LWT for the Product shall not exceed
                        $250 per gallon, FOB NTC Plant, for orders in excess of 150 gallons with a defined delivery schedule and that Product requiring NTC Nanotek(R) Aluminum Oxide at concentrations greater than 30% by weight shall have the aforementioned price increased by an amount no greater than NTC's actual cost for such additional NTC
                        Nanotek(R) Aluminum Oxide required.

Disclaimers:            NTC assumes no risk or liability involved in the use of the Products, including without limitation liability with regard to third-party patent claims.

Term of                 Three years unless terminate as provided below with renewal for additional one year
Agreement:              periods by mutual written agreement, between the parties. Termination or failure to deliver, non-payment, or for material breach of this amendment: Option of non-
                        defaulting party to terminate if failure not cured within 30 days following notice of default.

Notices:                All notices required or desired to be given hereunder shall be given by hand delivery, or by registered or certified mail, return receipt requested, to the addresses listed above, and shall be effective upon receipt.

Proprietary             The parties agree to the terms of the confidentiality agreement executed on 12/11/96.
Rights:                 The sale of Product by NTC to LWT shall not constitue a license from NTC to LWT.

Independent             Each party is an independent contractor. Neither party is the agent of the other, and
Contractors:            neither shall have authority to bind the other.

Jusidiction:            All disputes arising out of this Amendment shall be decided by a competent court having jurisdiction over the defendant in accordance with the laws of the state of Ilinois applicable to contracts made and to be performed in Illinois.

Agreed:

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NANOPHASE TECHNOLOGIES CORPORATION              LWT, INCORPORATED

By:  /s/ Donald J. Freed                        By:   /s/  Dan Fonerieau
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    Donald J. Freed, Vice President             Dan Fonerieau, Director

Date: JANURARY 31, 1997                         Date: Feb 3/97
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                                                Dan Fonerieau, Director